Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



  We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-92427, 333-15311) pertaining to the VSE Corporation Employee ESOP/401K Plan of our report dated June 19, 2003 with respect to the financial statements and schedules of the VSE Corporation Employee ESOP/401K Plan included in this Annual Report (Form 11-K) for the year ended December 27, 2002.

                         /s/ Ernst & Young LLP

  McLean, Virginia
  June 19, 2003